UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Completion of Spin-off
On November 12, 2014 (the “Effective Date”), the previously announced spin-off of Ashford Inc. from Ashford Hospitality Trust, Inc. (the “Company”) was completed. On November 13, 2014, Ashford Inc. began trading, regular way, on the NYSE MKT LLC (“NYSE MKT”) under the ticker symbol “AINC”. Ashford Inc. is now an independent publicly-traded corporation that provides asset management and advisory services to other entities, initially within the hospitality industry. Ashford Inc. conducts its business and own substantially all of its assets through an operating entity, Ashford Hospitality Advisors LLC (“Ashford LLC”).
The Company completed the spin-off with a pro-rata taxable distribution of 1,028,093 shares of Ashford Inc.’s common stock to the Company’s stockholders of record as of November 11, 2014 (the “Record Date”). The Company distributed one share of Ashford Inc. common stock to stockholders of record for every 87 shares of Company common stock held by such stockholders on the Record Date, and the Company retained 598,163 shares of Ashford Inc. common stock.
In connection with the spin-off, Ashford Trust and its subsidiaries entered into several definitive agreements with Ashford Inc. and Ashford LLC that, among other things, provide a framework for relationships with Ashford Inc. after the spin-off, including the following agreements:

•	Advisory Agreement with Ashford Inc.

•	Assignment and Assumption Agreement with Ashford Hospitality Advisors LLC

•	Licensing Agreement with Ashford Inc.
Advisory Agreement
On the Effective Date, the Company entered into an Advisory Agreement (the “Advisory Agreement”) with Ashford LLC and Ashford Hospitality Limited Partner (“Ashford Trust OP”), which, among other things, provides for the day-to-day management of the Company by Ashford LLC. The Advisory Agreement requires Ashford LLC to manage the day-to-day operations of the Company and its affiliates in conformity with the Company’s investment guidelines, which may be modified or supplemented by the board of the Company from time to time, except that the Company’s investment guidelines cannot be revised in a manner that is directly competitive with Ashford Hospitality Prime, Inc., a Maryland corporation and another client of Ashford Inc. (“Ashford Prime”).
Ashford LLC may not act as an external advisor for an entity with investment guidelines substantially similar to the Company’s, as initially set forth in the Advisory Agreement. However, Ashford LLC will be permitted to have other advisory clients, which may include other real estate investment trusts (“REITs”) operating in the real estate industry. The Advisory Agreement has an initial 20-year term and will be automatically renewed for one-year terms thereafter unless terminated either by the Company or Ashford LLC.
The Company is required to pay Ashford LLC a quarterly base fee equal to 0.70% per annum of the “total market capitalization” of the Company (as defined in the Advisory Agreement), subject to a minimum quarterly base fee, as payment for managing the day-to-day operations of the Company and its subsidiaries in conformity with the Company’s investment guidelines. The Company is also required to pay Ashford LLC an incentive fee that is based on the Company’s performance as compared to the Company’s peer group. In addition, the Company is obligated to pay directly or reimburse Ashford LLC, on a monthly basis, for all expenses Ashford LLC or its affiliates pay or incur on behalf of the Company or in connection with the services provided to the Company by Ashford LLC pursuant to the Advisory Agreement, which includes the Company’s pro rata share of the office overhead and administrative expenses of Ashford LLC incurred in the performance of its duties under the Advisory Agreement. Ashford LLC will pay or reimburse the Company for the costs associated with the Company’s current chairman emeritus, which includes a $700,000 annual stipend and the cost of all benefits currently available to his, as well as reimbursement for reasonable expenses incurred by him in connection with his services to the Company.

Ashford LLC is also entitled to receive a termination fee from the Company under certain circumstances equal to (a) 1.1 multiplied by the greater of (i) 12 times Ashford LLC’s net earnings attributable to the Advisory Agreement for the 12 months preceding the termination of the Advisory Agreement; (ii) the earnings multiple (based on net earnings after taxes) for Ashford Inc.’s common stock for the 12 months preceding the termination of the Advisory Agreement multiplied by Ashford LLC’s net earnings attributable to the Advisory Agreement for the same 12 month period; or (iii) the simple average of the earnings multiples (based on net earnings after taxes) for Ashford Inc.’s common stock for each of the three fiscal years preceding the termination of the Advisory Agreement, multiplied by Ashford LLC’s net earnings attributable to the Advisory Agreement for the 12 months preceding the termination of the Advisory Agreement; plus (b) a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%. The termination fee will not be subject to any maximum amount or other limitation.
Pursuant to the Advisory Agreement, the Company acknowledges that Ashford LLC’s personnel will continue to advise Ashford Prime and may also advise other businesses in the future, and will not be required to present the Company with investment opportunities that Ashford LLC determines are outside of the Company’s initial investment guidelines and within the investment guidelines of another business advised by Ashford LLC. To the extent Ashford LLC deems an investment opportunity suitable for recommendation, Ashford LLC must present the Company with any such investment opportunity that satisfies the Company’s initial investment guidelines, but will have discretion to determine which investment opportunities satisfy the Company’s initial investment guidelines. Any new individual investment opportunities that satisfy the Company’s investment guidelines will be presented to the board of the Company, which will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Prime or any other business advised by Ashford LLC. However, if the Company’s board materially changes the Company’s investment guidelines without the written consent of Ashford LLC, Ashford LLC will not have an obligation to present investment opportunities to the Company at any time thereafter, regardless of any subsequent modifications by the Company to its investment guidelines. Instead, Ashford LLC will be obligated to use its best judgment to allocate investment opportunities to the Company and other entities it advises, taking into account such factors as Ashford LLC deems relevant, in its discretion, subject to any then-existing obligations of Ashford LLC to such other entities.
Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently under the Advisory Agreement. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, Ashford LLC will be required to allocate investment opportunities between the Company, Ashford Prime and any other businesses advised by Ashford LLC in a fair and equitable manner, consistent with such entities’ investment objectives. In making this determination, Ashford LLC, using substantial discretion, will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors deemed appropriate by Ashford LLC. In making the allocation determination, Ashford LLC has no obligation to make any investment opportunity available to the Company.
The Advisory Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Assignment and Assumption Agreement
On the Effective Date, the Company entered into an Assignment and Assumption Agreement (the “License Assignment Agreement”) with Ashford LLC and Ashford Trust OP, pursuant to which the Company and Ashford Trust OP transferred to Ashford LLC, free and clear of any and all liens and encumbrances, their interest in certain names, trademarks and service marks, including those related to the Company, Ashford Inc., Ashford LLC and Ashford Prime.
In return, Ashford LLC agreed to perform all of the duties of the Company arising from and after the Effective Date accruing under or with respect to the Licensing Agreement dated November 19, 2013 by and between the Company, Ashford Prime and Ashford Trust OP. Ashford LLC also agreed to indemnify and hold harmless the Company and Ashford Trust OP from all losses as a result of any such duties from and after the Effective Date.
The License Assignment Agreement is filed with this Form 8-K as Exhibit 10.2 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Licensing Agreement
On the Effective Date, the Company entered into a Licensing Agreement (the “Licensing Agreement”) with Ashford LLC and Ashford Trust OP. Pursuant to the Licensing Agreement, and subject to the terms and conditions set forth therein, Ashford LLC granted the Company and Ashford Trust OP a worldwide, nonexclusive, royalty-free, fully paid-up license to use certain licensed marks in connection with their business, including, but not limited to, the use of the names “Ashford Hospitality Trust, Inc.” and “Ashford Hospitality Limited Partnership”. The license is non-transferable except with the consent of Ashford LLC and may not be sublicensed except to wholly-owned subsidiaries of the Company or Ashford Trust OP. The term of the Licensing Agreement is perpetual, except that the Licensing Agreement may be terminated by Ashford LLC at any time with written notice to the Company or Ashford Trust OP. If the Licensing Agreement is terminated, the Company and its subsidiaries will have 60 days from the date of termination to make any changes necessary to cease using the name “Ashford” or any derivation that may cause confusion with the Company.
The Licensing Agreement is filed with this Form 8-K as Exhibit 10.3 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Operating Partnership Agreement
On the Effective Date, the Company entered into Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Ashford Trust OP (the “Partnership Amendment”). The Partnership Amendment adjusts the conversion factor used by the Company to determine the number of shares of Company common stock issuable, at the option of the Company, upon the exercise of a redemption right by a limited partner of Ashford Trust OP and related provisions, including definitions. The amendment to the conversion factor was necessary as a result of the Company’s decision to retain 598,163 shares of Ashford Inc. common stock, which shares are held by the Company, not by Ashford Trust OP, its operating partnership.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Advisory Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC
10.2	Assignment and Assumption Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC
10.3	Licensing Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel